Exhibit 10.5

Promissory Note

$5,100.00 as of September 29, 2021

FOR VALUE RECEIVED, Adamas One Corp, a Nevada corporation, with offices at 411 University Ridge, Suite 110, Greenville, SC 29601 (herein “Borrower”), hereby promises to pay to the order of PrivateCo, LLC, a New Mexico limited liability company, with offices at 16000 N. 80th Street, Suite C, Scottsdale, AZ 85260 (herein “Lender”), without offset, in immediately available funds in lawful money of the United States of America, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments, the principal sum of Five Thousand One Hundred & 00/100 U.S. Dollars ($5,100.00) (this “Note”), with zero interest as provided in this Note. This Note supersedes any and all previous promissory agreements between Borrower and Lender.

Section 1. Maturity. The entire remaining principal balance of this Note and the Agreed Non-Default Interest (as defined below) and all other amounts payable hereunder shall be due and payable in full on or before September 30, 2022 (the “Maturity Date”).

Section 2. Interest Rate. There will not be any interest on this Note.

Section 3. Prepayment. Borrower may prepay the sum of the remaining unpaid principal balance and any other amounts due and owing hereunder in full at any time or in part from time to time.

Section 4. Certain Provisions Regarding Payments. All payments made under this Note shall be applied to the then remaining unpaid principal balance until this Note is paid in full.

Section 5. Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a)	Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note within 10 days after the date such payment is due (except no grace period shall be provided for the payment of principal and interest due on the Maturity Date or upon acceleration of indebtedness following the occurrence of an Event of Default;

(b)	Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure periods expressly set forth in this Note;

(c)	The dissolution, winding-up or termination of the existence of the Borrower or any other person or entity who may become liable hereunder;

(d)	The making by Borrower, any guarantor or any other person or entity who may become liable hereunder of an assignment for the benefit of its creditors;

(e)	Borrower, any guarantor or any other person or entity who may become liable hereunder becomes subject to any bankruptcy or insolvency proceeding;

(f)	Borrower sells or transfers all or substantially all its assets or there is a change in control of the Borrower there is a change in the ownership of more than 51% of the existing equity ownership interests in the Borrower; or

(g)	Borrower transfers any right or obligation under this Note without Lender’s prior written consent.

Section 6. Remedies. Notwithstanding any other provision of this Note, upon the occurrence of an Event of Default, Lender, in its sole and absolute discretion, may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a)	Lender may accelerate the Maturity Date and declare the unpaid principal balance and all accrued and unpaid interest on this Note, and all other amounts payable hereunder, immediately due and payable, and upon such declaration the same shall at once be due and payable.

(b)	Lender may set off the amount owed by Borrower to Lender, whether or not matured and regardless of the adequacy of any other collateral securing this Note, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(c)	Lender may exercise any of its other rights, powers and remedies under this Note or at law or in equity including, but not limited to foreclosing upon the security, if any, provided for herein and availing itself of all other rights to possession and collection afforded pursuant to Lender’s security interest in such security, or enforcing the guaranty provided herein by any guarantor thereof.

Section 7. Remedies Cumulative .All of the rights and remedies of Lender under this Note are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 8. Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under this Note, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 9. Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (ii) serving a copy thereof upon the agent, if any, designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.

Section 10. Successors and Assigns. Whenever used herein, the words “Borrower” and “Lender” shall be deemed to include their respective heirs, personal representatives, successors and assigns. This paragraph shall not constitute a consent by Holder for the Borrower to assign or transfer any property securing payment hereof or any rights, powers, obligations or duties of Borrower hereunder; provided, however, that Borrower hereby expressly acknowledges and agrees that Lender shall have the right to assign this Note without the consent of Borrower. Any assignment of by Borrower of Lender’s rights to the PubCo capital stock under Section 3 shall require the express written consent of Lender, in its sole discretion, and such consent shall specifically reference such Section 3 and the Lender’s rights to such PubCo capital stock thereunder.

Section 11. General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note, subject to applicable notice and/or cure periods. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the Indebtedness. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefore; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefore; (d) consent to any extensions or postponements of time of payment on this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of Arizona or the state and county in which payment on this Note is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) subordinate to the loan and the Note any and all rights against Borrower and any security for the payment on this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Title and headings in this Note are for convenience only and shall be disregarded in construing it. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment on this Note is to be made.

Section 12. Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of this Note regarding notices.

Section 13. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note, and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 14. Lost Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

Section 15. Choice of Law. This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of Arizona (without regard to any principles of conflicts of laws) and applicable United States federal law.

Section 16. Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN EVIDENCED BY THIS NOTE OR ENFORCEMENT OF THE LOAN DOCUMENTS EVIDENCING AND/OR SECURING THE LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

Section 17. Venue; Jurisdiction. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ARIZONA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

Section 18. Obligations Joint and Several. If Borrower is comprised of more than one Person, the obligations of such Persons under this Note shall be joint and several. Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower. Each party constituting Borrower acknowledges that it received the proceeds of the loan evidenced by this Note and is not signing as an accommodation party. The obligations of each person or entity executing this Note as Borrower shall be joint and several, and no such person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

Section 19. Counterparts. If this Note is to be executed by more than one Person, then this Note may be executed in one or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have duly executed this Note effective as of the date first above written.

Borrower:

Adamas One Corp.

By:	/s/ John Grdina
Name: John Grdina
Title: CEO

Lender:

PrivateCo, LLC

By:	/s/ John Grdina
Name: John Grdina
Title: Manager